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Exhibit 5.1

February 11, 2003

HF Financial Corp.
225 South Main Avenue
Sioux Falls, SD 57104

  Re:
  Registration Statement on Form S-8

Ladies and Gentlemen:

        We have acted as counsel for HF Financial Corp., a Delaware corporation (the "Company"), in connection with the filing of a Registration Statement on Form S-8 for the registration of 750,000 shares of common stock of the Company, par value $.01 (the "Common Stock"), issuable under the HF Financial Corp. 2002 Stock Option and Incentive Plan (the "Plan"). In rendering the opinion hereinafter expressed, we have examined such records and documents of the Company and such other documents and records and made such factual investigation as we deemed necessary and appropriate for the purposes of this opinion. From such examination we are of the opinion that when the shares of Common Stock, up to a maximum of 750,000 shares, are issued and paid for pursuant to the Plan, such shares will be duly and validly authorized and issued and fully paid and nonassessable.

        We hereby consent to the use of this opinion as an exhibit to such Registration Statement and to the reference to our name therein.

Very truly yours,
/s/ GRAY, PLANT, MOOTY, MOOTY & BENNETT, P.A.

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  Exhibit 5.1